EXHIBIT 99.1

Perceptron Names Gianni Trivisonni Vice President and Managing Director of Coord3 s. r. l.

PLYMOUTH, Mich., Dec. 19, 2019 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ: PRCP), a leading global provider of 3D automated metrology solutions and coordinate measuring machines, today announced that it has named Giovanni (Gianni) Trivisonni as Vice President & Managing Director of Coord3 s.r.l., effective January 13, 2019.  Mr. Trivisonni will report directly to Jay Freeland, who serves as Chairman of the Board of Coord3 s.r.l. and Chairman of the Board and Interim President and Chief Executive Officer of Perceptron, Inc.  Based in Turin, Italy, Coord3 is the coordinate measurement machine (CMM) business of Perceptron.

“As a recognized leader within the global metrology space, Gianni is a valued addition to the Perceptron leadership team,” stated Mr. Freeland.  “Looking ahead, Gianni will be instrumental in helping our team develop and execute on a focused, long-term CMM strategy as we enter our next phase of growth.”

From 2004 to 2018, Mr. Trivisonni was with FARO Technologies, Inc. (NASDAQ: FARO), serving most recently as Director of Metrology for EMEA.  Prior roles with FARO included Vice President for South Europe and Country Director for Italy.  Mr. Trivisonni served as Director and Attorney for John Guest Italy, a division of RWC Ltd (ASX:  RWC) from 2018 to 2019.  He has also held various roles at Altran Group, Rand Technologies, Parametric Technology Corporation and Sicme Motori.  He graduated from Politenico di Torino University with a PhD in Engineering, Electronics and Laser Optics.

“We would like to thank Carlo Cibien, Gianni’s predecessor, for his four years of dedicated service in managing Coord3 following its acquisition by Perceptron,” stated Mr. Freeland.

About Perceptron®

Perceptron (NASDAQ: PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive, aerospace and other manufacturing companies rely on Perceptron's metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Headquartered in Plymouth, Michigan, USA, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Slovakia, Spain and the United Kingdom.  For more information, please visit www.perceptron.com.

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